As filed with the Securities and Exchange Commission on February 13, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-3136539
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1801 Augustine Cut-Off Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

INCYTE CORPORATION 2024 INDUCEMENT STOCK INCENTIVE PLAN (Full title of the plan)

HERVÉ HOPPENOT	Copy to:
President and Chief Executive Officer	STANTON D. WONG
Incyte Corporation	Pillsbury Winthrop Shaw Pittman LLP
1801 Augustine Cut-Off Wilmington, Delaware (302) 498-6700	Four Embarcadero Center, 22nd Floor San Francisco, California 94111 (415) 983-1000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer ” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I

Information Required in the Section 10(a) Prospectus

The information specified in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

Part II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023; and

(2)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 5, 1996, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019.

In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Commission rules.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article VII of the Registrant’s Restated Certificate of Incorporation, Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, and Article V of the Registrant’s Bylaws, as amended as of July 27, 2023, Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

Exhibit
Number	Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

99.1	Incyte Corporation 2024 Inducement Stock Incentive Plan.

99.2	Form of Global Nonstatutory Stock Option Agreement for Executive Officers under the Incyte Corporation 2024 Inducement Stock Incentive Plan.

99.3	Form of Global Restricted Stock Unit Agreement under the Incyte Corporation 2024 Inducement Stock Incentive Plan.

99.4	Form of Performance Share Award Agreement under the Incyte Corporation 2024 Inducement Stock Incentive Plan.

107	Calculation of Filing Fee Tables.

Item 9.	Undertakings.

(a)             The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on February 13, 2024.

INCYTE CORPORATION

By	/s/ Hervé Hoppenot
Hervé Hoppenot
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hervé Hoppenot, Christiana Stamoulis, and Sheila Denton, and each of them, his or her true and lawful attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Hervé Hoppenot	President and Chief Executive Officer (Principal Executive Officer) and Chairman	February 13, 2024
Hervé Hoppenot

/s/ Christiana Stamoulis	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 13, 2024
Christiana Stamoulis

/s/ Thomas R. Tray	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 13, 2024
Thomas R. Tray

/s/ Julian C. Baker	Director	February 13, 2024
Julian C. Baker

/s/ Jean-Jacques Bienaimé	Director	February 13, 2024
Jean-Jacques Bienaimé

/s/ Otis W. Brawley	Director	February 13, 2024
Otis W. Brawley

/s/ Paul J. Clancy	Director	February 13, 2024
Paul J. Clancy

/s/ Jacqualyn A. Fouse	Director	February 13, 2024
Jacqualyn A. Fouse

/s/ Edmund P. Harrigan	Director	February 13, 2024
Edmund P. Harrigan

/s/ Katherine A. High	Director	February 13, 2024
Katherine A. High

/s/ Susanne Schaffert	Director	February 13, 2024
Susanne Schaffert

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